UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K
_______________
Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

July 19, 2012
Date of Report (Date of earliest event reported)

_______________

BB&T Corporation
(Exact name of registrant as specified in its charter)
_____________

Commission file number : 1-10853

North Carolina	56-0939887
(State of incorporation)	(I.R.S. Employer Identification No.)

200 West Second Street
Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip Code)

(336) 733-2000
(Registrant’s telephone number, including area code)

_______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.

     On July 18, 2012, BB&T Corporation (the “Company”) designated its 3.95% Medium-Term Notes, Series D (Subordinated) due March 22, 2022 (the “Subordinated Notes”), as the “Covered Debt” under that certain Replacement Capital Covenant dated as of June 12, 2007, as amended by the Amendment to Replacement Capital Covenant dated as of November 18, 2011 (as amended, the “Replacement Capital Covenant”). The Subordinated Notes provide that, in the event they are designated as Covered Debt under the Replacement Capital Covenant, each purchaser of the Subordinated Notes, for itself and any and all successors and assigns, waives all rights under, and irrevocably authorizes the Corporation to terminate, without further action by or payment to any holders of the Subordinated Notes, the Replacement Capital Covenant. Pursuant to the Termination of the Replacement Capital Covenant (the “Termination”), dated as of July 19, 2012, the Company has terminated the Replacement Capital Covenant. A copy of the Termination is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits.
99.1	Termination of the Replacement Capital Covenant, dated as of July 19, 2012, by BB&T Corporation

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BB&T CORPORATION
(Registrant)

By:	/s/ Cynthia B. Powell
Name:	Cynthia B. Powell
Title:	Executive Vice President and Corporate
Controller (Principal Accounting Officer)

Date: July 19, 2012

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Termination of the Replacement Capital Covenant, dated as of July 19, 2012, by BB&T Corporation